Lucky Strike Entertainment Reports Fourth Quarter and Full Year Results for Fiscal Year 2025

•Total Revenue Growth of 6.1% in Fourth Quarter 2025
•Rapid expansion of Lucky Strike brand with 55 current Lucky Strike locations, targeting 100 by calendar year end
•Continued efforts to deploy capital efficiently, driving long-term returns

RICHMOND, VA. August 28, 2025 – Lucky Strike Entertainment (NYSE: LUCK), one of the world’s premier owner/operators of location-based entertainment, today provided financial results for the fourth quarter and full year of fiscal year 2025, which ended on June 29, 2025.

Quarter Highlights:
•Total revenue increased 6.1% to $301.2 million versus 4Q24
•Same-Store Revenue decreased 4.1% versus 4Q24
•Net loss of $74.7 million versus net loss of $62.2 million in 4Q24
•Adjusted EBITDA of $88.7 million versus $83.4 million in 4Q24
•From March 31, 2025, through August 28, 2025, we acquired three family entertainment centers and two water parks

Fiscal Year Highlights:
•Revenue increased 4.0% to $1,201.3 million versus the prior year
•Same Store Revenue decreased 3.7% versus the prior year
•Net loss of $10.0 million versus prior year net loss of $83.6 million
•Adjusted EBITDA of $367.7 million versus prior year of $361.5 million
•Added 14 locations during the fiscal year, 10 through acquisitions and four new builds
•Total locations in operation as of August 28, 2025, were 370

“We closed fiscal year 2025 on a true high note, with organic revenue momentum accelerating every single month in the quarter and inflecting solidly positive as we entered June and July,” said Thomas Shannon, Founder and CEO. “Total growth in those two months reached double digits, powered by the incredible response to our revamped Summer Season Pass program and the continued integration of our recent acquisitions. Guests recognized the high quality and strong value we delivered — and they showed up in record numbers. Season Pass sales alone generated $13.4 million at our bowling locations and $4.2 million across our water parks and family entertainment centers.”

“The Season Pass is more than just a ticket — it’s a connection point. With millions of visits each year, these passes give us access to rich customer data, enabling us to personalize and target offerings all year long. That means we’re not only driving visits in peak season but also building deeper loyalty, stronger repeat visitation, and new upsell opportunities across our entire portfolio.”

“Even as we’ve navigated through a period of complex macro volatility, the underlying story of Lucky Strike Entertainment remains clear and compelling: we are the leading out-of-home entertainment platform, built to thrive in every environment. Our ability to generate positive growth through uncertainty, and accelerate even further in stable economies, proves the resilience and scalability of our model. The future of connected play, events, and entertainment belongs to Lucky Strike.”

Fiscal Year 2026 Guidance
We remain focused on delivering profitable growth by driving revenues, expanding operating cash flow, and increasing free cash flow – including FCF/share. Our outlook reflects attractive growth supported by organic operating leverage and increased investment in high-ROI, revenue-generating initiatives. Additionally, recent acquisitions typically take 12-18 months to achieve our company-wide margins. For fiscal year 2026, the Company is issuing the following performance guidance.

Total Revenue Growth:     5% to 9%
Total Revenue:         $1,260M to $1,310M
Adjusted EBITDA:     $375M to $415M

Share Repurchase and Capital Return Program Update
From March 31, 2025, through June 29, 2025, the Company repurchased 0.8 million shares of Class A common stock for approximately $7 million. The Company has $92 million currently remaining under the share repurchase program. For fiscal year 2025, the Company repurchased 6.8 million shares of Class A common stock for approximately $72 million.

On August 19, 2025, the Board of Directors declared a quarterly cash dividend of $0.055 per share of common stock for the first quarter of fiscal year 2026. The dividend will be payable on September 12, 2025, to stockholders of record on August 29, 2025.

Investor Webcast Information
Listeners may access an investor webcast hosted by Lucky Strike Entertainment. The webcast and results presentation will be accessible at 10:00 AM ET on August 28, 2025, in the Events & Presentations section of the Lucky Strike Entertainment Investor Relations website at https://ir.luckystrikeent.com/

About Lucky Strike Entertainment
Lucky Strike Entertainment is one of the world’s premier location-based entertainment platforms. With over 360 locations across North America, Lucky Strike Entertainment provides experiential offerings in bowling, amusements, water parks, and family entertainment centers. The company also owns the Professional Bowlers Association, the major league of bowling and a growing media property that boasts millions of fans around the globe. For more information on Lucky Strike Entertainment, please visit IR.LuckyStrikeEnt.com.

Forward Looking Statements
Some of the statements contained in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risk, assumptions, and uncertainties, such as statements of our plans, objectives, expectations, intentions, and forecasts. These forward-looking statements reflect our views with respect to future events as of the date of this release and are based on our management’s current expectations, estimates, forecasts, projections, assumptions, beliefs, and information. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. All such forward-looking statements are subject to risks and uncertainties, many of which are outside of our control, and could cause future events or results to be materially different from those stated or implied in this document. It is not possible to predict or identify all such risks. These risks include, but are not limited to: our ability to design and execute our business strategy; changes in consumer preferences and buying patterns; our ability to compete in our markets; the occurrence of unfavorable publicity; risks associated with long-term non-cancellable leases for our locations; our ability to retain key managers; risks associated with our substantial indebtedness and limitations on future sources of liquidity; our ability to carry out our expansion plans; our ability to successfully defend litigation brought against us; failure to hire and retain qualified employees and personnel; cybersecurity breaches, cyber-attacks and other interruptions to our and our third-party service providers’ technological and physical infrastructures; catastrophic events, including war, terrorism and other conflicts; public health emergencies and pandemics, such as the COVID-19 pandemic, or natural catastrophes and accidents; fluctuations in our operating results; economic conditions, including the impact of increasing interest rates, inflation and recession; and other factors described under the section titled “Risk Factors” in the Company's Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) by the Company on August 28, 2025, as well as other filings that the Company will make, or has made, with the SEC, such as Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this press release and in other filings. We expressly disclaim any obligation to publicly update or review any forward-looking statements, except as required by applicable law.

Non-GAAP Financial Measures
To provide investors with information in addition to our results as determined under Generally Accepted Accounting Principles (“GAAP”), we disclose Same Store Revenue and Adjusted EBITDA as “non-GAAP measures”, which management believes provide useful information to investors because each measure assists both investors and management in analyzing and benchmarking the performance and value of our business. Accordingly, management believes that these measurements are useful for comparing general operating performance from period to period, and management relies on these measures for planning and forecasting of future periods. Additionally, these measures allow management to compare our results with those of other companies that have different financing and capital structures. These measures are not financial measures calculated in accordance with GAAP and should not be considered as a substitute for revenue or net income as calculated in accordance with GAAP, and may not be comparable to a similarly titled measure reported by other companies. Our fiscal year 2026 guidance measures (other than revenue) are provided on a non-GAAP basis without a reconciliation to the most directly comparable GAAP measure because the Company is unable to predict with a reasonable degree of certainty certain items contained in the GAAP measures without unreasonable efforts. For the same reasons, the Company is unable to address the probable significance of the unavailable information. Such items include, but are not limited to, acquisition-related expenses, share-based compensation, and other items not reflective of the company's ongoing operations.

Same Store Revenue represents total Revenue less Non-Location Related Revenue, Revenue from Closed Locations, Service Fee Revenue, if applicable, and Acquired Revenue. Adjusted EBITDA represents Net Income (Loss) before Interest Expense, Income Taxes, Depreciation and Amortization, Impairment and Other Charges, Share-based Compensation, EBITDA from Closed Locations, Foreign Currency Exchange Loss (Gain), Asset Disposition Loss (Gain), Transactional and other advisory costs, changes in the value of earnouts, and other.

The Company considers Same Store Revenue as an important financial measure because it provides comparable revenue for locations open for the entire duration of both the current and comparable measurement periods.

The Company considers Adjusted EBITDA as an important financial measure because it provides a financial measure of the quality of the Company’s earnings. Other companies may calculate Adjusted EBITDA differently than we do, which might limit its usefulness as a comparative measure. Adjusted EBITDA is used by management in addition to and in conjunction with the results presented in accordance with GAAP. We have presented Adjusted EBITDA solely as a supplemental disclosure because we believe it allows for a more complete analysis of results of operations and assists investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP.

GAAP Financial Information

Lucky Strike Entertainment Corporation
Consolidated Balance Sheets
(Amounts in thousands, except share and per share amounts)
(Unaudited)

	June 29, 2025	June 30, 2024
Assets
Current assets:
Cash and cash equivalents	$59,686	$66,972
Accounts and notes receivable, net	7,998	6,757
Inventories, net	15,500	13,171
Prepaid expenses and other current assets	29,366	25,316
Assets held-for-sale	—	1,746
Total current assets	112,550	113,962

Property and equipment, net	944,917	887,738
Operating lease right of use assets	588,594	559,168
Finance lease right of use assets, net	507,701	524,392
Intangible assets, net	45,562	47,051
Goodwill	844,351	833,888
Deferred income tax asset	67,919	112,106
Other assets	48,145	35,730
Total assets	$3,159,739	$3,114,035

Liabilities, Temporary Equity and Stockholders’ Deficit
Current liabilities:
Accounts payable and accrued expenses	$145,188	$135,784
Current maturities of long-term debt	10,162	9,163
Current obligations of operating lease liabilities	33,103	28,460
Other current liabilities	5,932	9,399
Total current liabilities	194,385	182,806

Long-term debt, net	1,300,708	1,129,523
Long-term obligations of operating lease liabilities	606,692	561,916
Long-term obligations of finance lease liabilities	683,161	680,213
Long-term financing obligations	449,215	440,875
Earnout liability	36,183	137,636
Other long-term liabilities	56,307	26,471
Deferred income tax liabilities	4,434	4,447
Total liabilities	3,331,085	3,163,887

Commitments and Contingencies

	June 29, 2025	June 30, 2024
Temporary Equity
Series A preferred stock	$127,325	$127,410

Stockholders’ Deficit
Class A common stock	12	11
Class B common stock	6	6
Additional paid-in capital	472,889	510,675
Treasury stock, at cost	(457,917)	(385,015)
Accumulated deficit	(313,181)	(303,159)
Accumulated other comprehensive (loss) income	(480)	220
Total stockholders’ deficit	(298,671)	(177,262)
Total liabilities, temporary equity and stockholders’ deficit	$3,159,739	$3,114,035

Lucky Strike Entertainment Corporation
Consolidated Statements of Operations
(Amounts in thousands)
(Unaudited)

	Three Months Ended		Fiscal Year End
	June 29, 2025	June 30, 2024	June 29, 2025	June 30, 2024
Revenues
Bowling	$128,969	$130,709	$549,895	$557,962
Food & beverage	104,821	97,246	424,214	401,383
Amusement & other	67,392	55,913	227,224	195,269
Total revenues	301,182	283,868	1,201,333	1,154,614

Costs and expenses
Location operating costs, excluding depreciation and amortization	114,083	89,575	375,573	328,551
Location payroll and benefit costs	70,202	67,765	284,131	287,206
Location food and beverage costs	23,171	22,969	94,553	90,752
Selling, general and administrative expenses, excluding depreciation and amortization	32,736	36,927	143,173	148,007
Depreciation and amortization	40,426	40,614	156,852	145,364
Loss on impairment and disposal of fixed assets, net	6,210	60,373	10,905	61,433
Other operating (income) expense, net	(829)	(100)	(1,041)	1,711
Total costs and expenses	285,999	318,123	1,064,146	1,063,024

Operating income (loss)	15,183	(34,255)	137,187	91,590

Other (income) expenses
Interest expense, net	49,492	47,036	196,371	177,611
Change in fair value of earnout liability	(13,995)	10,915	(101,484)	25,456
Other expense	—	10	817	76
Total other expense	35,497	57,961	95,704	203,143

(Loss) income before income tax expense (benefit)	(20,314)	(92,216)	41,483	(111,553)

Income tax expense (benefit)	54,402	(30,039)	51,505	(27,972)
Net loss	$(74,716)	$(62,177)	$(10,022)	$(83,581)

Lucky Strike Entertainment Corporation
Consolidated Statements of Cash Flows
(Amounts in thousands)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	June 29, 2025	June 30, 2024	June 29, 2025	June 30, 2024
Net cash provided by operating activities	$22,454	$6,732	$177,221	$154,830
Net cash used in investing activities	(53,899)	(99,696)	(220,311)	(385,656)
Net cash provided by (used in) financing activities	11,935	(52,130)	35,860	102,157
Effect of exchange rate changes on cash	108	(363)	(56)	8
Net decrease in cash and cash equivalents	(19,402)	(145,457)	(7,286)	(128,661)

Cash and cash equivalents at beginning of period	79,088	212,429	66,972	195,633

Cash and cash equivalents at end of period	$59,686	$66,972	$59,686	$66,972

Balance Sheet and Liquidity
As of June 29, 2025 and June 30, 2024, our calculation of net debt was as follows:

	June 29, 2025	June 30, 2024
Cash and cash equivalents	$59,686	$66,972
Bank debt and loans	1,321,790	1,152,200
Net debt	$1,262,104	$1,085,228

As of June 29, 2025 and June 30, 2024, our cash on hand and revolving borrowing capacity was as follows:

(in thousands)	June 29, 2025	June 30, 2024
Cash and cash equivalents	$59,686	$66,972
Revolver Capacity (1)	335,000	285,000
Amounts outstanding on Revolver	(30,000)	—
Revolver capacity committed to letters of credit	(22,422)	(15,834)
Total cash on hand and revolving borrowing capacity	$342,264	$336,138

(1)On July 16, 2025, the Revolver commitment was increased by $50,000 to an aggregate amount of $385,000.

GAAP to non-GAAP Reconciliations

	Three Months Ended		Twelve Months Ended
(in thousands)	June 29, 2025	June 30, 2024	June 29, 2025	June 30, 2024
Total Revenue - Reported	$301,182	$283,868	$1,201,333	$1,154,614

less: Service Fee Revenue	(634)	(939)	(2,464)	(5,462)

Revenue Excluding Service Fee Revenue	$300,548	$282,929	$1,198,869	$1,149,152

less: Non-Location Related (including Closed Locations)	(6,666)	(5,416)	(20,613)	(23,093)

Total Location Revenue	$293,882	$277,513	$1,178,256	$1,126,059

less: Acquired Revenue	(27,861)	—	(187,578)	(96,808)

Same Store Revenue	$266,021	$277,513	$990,678	$1,029,251

% Year-over-Year Change
Total Revenue – Reported		6.1%		4.0%
Total Revenue excluding Service Fee Revenue		6.2%		4.3%
Total Location Revenue		5.9%		4.6%
Same Store Revenue		(4.1)%		(3.7)%

	Adjusted EBITDA Reconciliation
	Three Months Ended		Twelve Months Ended
(in thousands)	June 29, 2025	June 30, 2024	June 29, 2025	June 30, 2024
Consolidated
Revenue	$301,182	$283,868	$1,201,333	$1,154,614
Net loss - GAAP	(74,716)	(62,177)	(10,022)	(83,581)
Net loss margin	(24.8)%	(21.9)%	(0.8)%	(7.2)%
Adjustments:
Interest expense	49,492	48,860	196,371	185,181
Income tax expense (benefit)	54,402	(30,039)	51,505	(27,972)
Depreciation and amortization	40,776	41,064	158,527	147,362
Loss on impairment, disposals, and other charges, net (1)	23,920	61,502	28,615	62,562
Share-based compensation	3,677	4,032	21,632	13,775
Closed location EBITDA (2)	(591)	2,228	3,054	9,006
Transactional and other advisory costs (3)	5,353	4,157	17,117	21,303
Changes in the value of earnouts (4)	(13,995)	10,915	(101,484)	25,456
Other, net (5)	409	2,889	2,372	8,405
Adjusted EBITDA	$88,727	$83,431	$367,687	$361,497
Adjusted EBITDA Margin	29.5%	29.4%	30.6%	31.3%

(1)For the fiscal year and period ended June 29, 2025 reflects a change in estimate in our self-insurance reserves related to claims that occurred prior to the beginning of the fiscal year, which resulted in a non-cash self-insurance reserve adjustment of $17,710. Also includes non-cash expenses related to impairments, disposals, and asset write-offs.
(2)The closed location adjustment is to remove EBITDA for closed locations. Closed locations are those locations that are closed for a variety of reasons, including permanent closure, newly acquired or built locations prior to opening, locations closed for renovation or rebranding and conversion. If a location is not open on the last day of the reporting period, it will be considered closed for that reporting period. If the location is closed on the first day of the reporting period for permanent closure, the location will be considered closed for that reporting period.
(3)The adjustment for transaction costs and other advisory costs is to remove charges incurred in connection with any transaction, including mergers, acquisitions, refinancing, amendment or modification to indebtedness, dispositions and costs in connection with an initial public offering, in each case, regardless of whether consummated. Certain prior year amounts have been reclassified to conform to current year presentation.
(4)The adjustment for changes in the value of earnouts is to remove the impact of the revaluation of the earnouts. Changes in the fair value of the earnout liability is recognized in the statement of operations. Decreases in the liability will have a favorable impact on the statement of operations and increases in the liability will have an unfavorable impact.
(5)Other includes the following related to transactions that do not represent ongoing or frequently recurring activities as part of the Company’s operations: (i) non-routine expenses, net of recoveries for matters outside the normal course of business, (ii) costs incurred that have been expensed associated with obtaining an equity method investment in a subsidiary of VICI, (iii) severance expense, and (iv) other individually de minimis expenses. Certain prior year amounts have been reclassified to conform to current year presentation.

Contacts:
Lucky Strike Entertainment Corporation Investor Relations
IR@LSEnt.com